Exhibit 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 2002 relating to the financial statements, which appears in 2001 Annual Report to Shareholders of Ford Motor Company on Form 10-K for the year ended December 31, 2001.


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan
October 31, 2002